Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement (the “Amendment”) is made and entered into as of May 17, 2010, by and between Cardiogenesis Corporation, a California corporation (the “Company”) and Paul McCormick, an individual (the “Executive”).
RECITALS
     WHEREAS, the Company and the Executive are party to an Employment Agreement, dated as of July 1, 2009 (the “Employment Agreement”); and
     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to amend the Executive’s base salary effective July 1, 2010.
AGREEMENT
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
     1. Section 1(a) of the Employment Agreement is hereby amended and restated in its entirety as follows:
“Base Salary. For all of the services rendered by Executive hereunder, Executive’s annual base salary shall be $250,000 until June 30, 2010 and $200,000 thereafter (as may be increased by the Board of Directors from time to time, the “Base Salary”), payable in accordance with the Company’s ordinary payroll practices (but in any event no less often than monthly). Such Base Salary shall not be reduced during the term of this Agreement without the express written consent of Executive. The Company agrees that Executive’s Base Salary and performance will thereafter be reviewed at least annually by the Company to determine if an increase in compensation is appropriate, which increase shall be in the sole discretion of the Board of Directors of the Company.”
     2. Except as herein amended, all provisions of the Employment Agreement shall remain in full force and effect.
     3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first written above.

“COMPANY” CARDIOGENESIS CORPORATION
By: /s/ William Abbott
William Abbott, Chief Financial Officer

“EXECUTIVE”
/s/ Paul McCormick
Paul McCormick